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As filed with the Securities and Exchange Commission on July 1, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

TYCO ELECTRONICS LTD. (Exact name of registrant as specified in its charter)	TYCO ELECTRONICS GROUP S.A. (Exact name of registrant as specified in its charter)
Bermuda (State or other jurisdiction of incorporation or organization)	Luxembourg (State or other jurisdiction of incorporation or organization)
98-0518048 (I.R.S. Employer Identification Number)	98-0518566 (I.R.S. Employer Identification Number)
96 Pitts Bay Road, Second Floor Pembroke HM 08, Bermuda (441) 294-0607 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	17, Boulevard de la Grande Duchesse Charlotte L-1331 Luxembourg (352) 464-340-1 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Robert A. Scott
Executive Vice President and General Counsel
Tyco Electronics
1050 Westlakes Drive
Berwyn, PA 19312
(610) 893-9560
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Todd R. Chandler
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000

           Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by the Registrants.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered Proposed Maximum Offering Price Per Unit Proposed Maximum Aggregate Offering Price Amount of Registration Fee

Common Shares
Preferred Shares
Warrants	(1)(2)
Units
Debt Securities
Guarantees(3)

(1)
An indeterminate aggregate offering price and number or amount of securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933 (the "Securities Act"), the registrant is deferring payment of all of the registration fee.

(2)
Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(3)
Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is due for guarantees.

PROSPECTUS

TYCO ELECTRONICS LTD.

COMMON SHARES
PREFERRED SHARES
WARRANTS
UNITS
GUARANTEES

TYCO ELECTRONICS GROUP S.A.

DEBT SECURITIES
UNITS

        Tyco Electronics Ltd. ("Tyco Electronics") may from time to time offer to sell its common shares or preferred shares, either separately or represented by warrants, as well as units that include any of these securities or securities of other entities. Preferred shares, warrants and units may be convertible or exercisable or exchangeable for common shares, preferred shares or warrants of Tyco Electronics or other securities described below.

        Tyco Electronics Group S.A. ("TEGSA") may from time to time offer to sell its debt securities as well as units that include its debt securities and securities of Tyco Electronics. The debt securities may consist of debentures, notes or other types of debt. The debt securities issued by TEGSA may be convertible or exchangeable for common shares or preferred shares or other securities of Tyco Electronics. The debt securities issued by TEGSA may also be investment grade. If the debt securities issued by TEGSA are either convertible or exchangeable or are not investment grade, such securities shall be fully and unconditionally guaranteed by Tyco Electronics.

        Tyco Electronics and TEGSA may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. Tyco Electronics and TEGSA will provide the specific plan of distribution for any securities to be offered in supplements to this prospectus. Tyco Electronics and TEGSA will provide specific terms of any securities to be offered in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

        The principal executive offices of Tyco Electronics are located at 96 Pitts Bay Road, Second Floor, Pembroke HM 08, Bermuda, and its telephone number at that address is (441) 294-0607. The principal executive offices of TEGSA are located at 17, Boulevard de la Grande Duchesse Charlotte, L-1331 Luxembourg, and its telephone number at that address is (352) 464-340-1.

        Investing in the securities involves risks. See "Risk Factors" on page 3 of this prospectus to read about factors you should consider before investing in the securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that contains a description of those securities.

The date of this prospectus is July 1, 2008

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement on Form S-3 that Tyco Electronics and TEGSA have filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (the "Securities Act"). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

        You should read this prospectus and any prospectus supplement together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in "Where You Can Find More Information" below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

        You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with other information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated herein by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

        Unless otherwise stated, or the context otherwise requires, references in this prospectus to "we," "us" and "our" are to Tyco Electronics and its consolidated subsidiaries, including TEGSA.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance with these requirements, we file reports and other information relating to our business, financial condition and other matters with the SEC. We are required to disclose in such reports certain information, as of particular dates, concerning our operating results and financial condition, officers and directors, principal holders of shares, any material interests of such persons in transactions with us and other matters. Our filed reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.

        The SEC also maintains a website that contains reports and other information regarding registrants like us that file electronically with the SEC. The address of such site is: http://www.sec.gov. Reports, proxy statements and other information concerning our business may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, NY 10005.

        Our Internet website is www.tycoelectronics.com. We make available free of charge on our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, reports filed pursuant to Section 16 and amendments to those reports as soon as reasonably practicable after we electronically file or furnish such materials to the SEC. In addition, we have posted the charters for our Audit Committee, Management Development and Compensation Committee and Nominating, Governance and Compliance Committee, as well as our Board Governance Principles, under the heading "Board of Directors" in the Investors section of our website.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby "incorporate by reference" the documents listed below. The information that we file later with the SEC will automatically update and in some cases supersede the information in this prospectus and the documents listed below.

  •
  Tyco Electronics' Annual Report on Form 10-K for the fiscal year ended September 28, 2007;

  •
  Tyco Electronics' Quarterly Reports on Form 10-Q for the fiscal quarters ended December 28, 2007 and March 28, 2008;

  •
  Tyco Electronics' Current Reports on Form 8-K filed on October 24 and November 9, 2007, and January 22, March 13, April 16, April 30, May 13 and June 27, 2008; and

  •
  future filings made by Tyco Electronics and TEGSA with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of this offering.

        Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to Corporate Secretary, Tyco Electronics Ltd., 1050 Westlakes Drive, Berwyn, PA 19312, Telephone No. (610) 893-9560.

BUSINESS

        We are a leading global provider of engineered electronic components, network solutions, undersea telecommunication systems and wireless systems. We design, manufacture and market products for customers in industries from automotive, appliance and aerospace and defense to telecommunications, computers and consumer electronics. Our products are produced in approximately 115 manufacturing sites in over 25 countries. With over 7,000 engineers and worldwide manufacturing, sales and customer service capabilities, Tyco Electronics' commitment is our customers' advantage.

        We conduct our business through four reporting segments:

  •
  Our Electronic Components segment is one of the world's largest suppliers of passive electronic components, which includes connectors and interconnect systems, relays, switches, circuit protection devices, touchscreens, sensors and wire and cable. The products sold by the Electronic Components segment are sold primarily to original equipment manufacturers and their contract manufacturers in the automotive, computer, consumer electronics, communication equipment, appliance, aerospace and defense, industrial machinery and instrumentation markets.

  •
  Our Network Solutions segment is one of the world's largest suppliers of infrastructure components and systems for telecommunications and energy markets. These components include connectors, above and below-ground enclosures, heat shrink tubing, cable accessories, surge arrestors, fiber optic cabling, copper cabling and racks for copper and fiber networks. This segment also provides electronic systems for test access and intelligent cross-connect applications as well as integrated cabling solutions for cabling and building management.

  •
  Our Undersea Telecommunications segment builds, designs, maintains and tests undersea fiber optic networks for both the telecommunications and oil and gas markets.

  •
  Our Wireless Systems segment is an innovator of wireless technology for critical communications systems. We provide state-of-the-art two-way land mobile radio technology products and systems, including network and system infrastructure, portable radios, service and maintenance. These systems and products are used primarily by public safety and government organizations.

Tyco Electronics Ltd.

        Tyco Electronics is a Bermuda company. Its registered and principal office is located at 96 Pitts Bay Road, Second Floor, Pembroke HM 08, Bermuda, and its telephone number at that address is (441) 294-0607. Its executive office in the United States is located at 1050 Westlakes Drive, Berwyn, Pennsylvania 19312, and its telephone number at that address is (610) 893-9560.

Tyco Electronics Group S.A.

        TEGSA is a Luxembourg company and a wholly-owned subsidiary of Tyco Electronics. TEGSA's registered and principal office is located at 17, Boulevard de la Grande Duchesse Charlotte, L-1331 Luxembourg, and its telephone number at that address is (352) 464-340-1. TEGSA is a holding company established to directly and indirectly own all of the operating subsidiaries of Tyco Electronics, to issue debt securities and to perform treasury operations for Tyco Electronics. Otherwise, it conducts no independent business.

RISK FACTORS

        Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under "Item 1A—Risk Factors" in Tyco Electronics' Annual Report on Form 10-K for the fiscal year ended September 28, 2007, which is incorporated by reference in this prospectus, and under similar headings in Tyco Electronics' subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement and in the other documents incorporated by reference in this prospectus. See the section entitled "Where You Can Find More Information" in this prospectus. The risks and uncertainties discussed in the documents incorporated by reference in this prospectus are those we currently believe may materially affect us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.

FORWARD-LOOKING STATEMENTS

        We have made forward-looking statements in this prospectus that are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," "plan," "intend," "anticipate," "estimate," "predict," "potential," "continue," "may," "should" or the negative of these terms or similar expressions.

        Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements.

        The risk factors discussed under "Item 1A—Risk Factors" in Tyco Electronics' Annual Report on Form 10-K for the fiscal year ended September 28, 2007, and under similar headings in Tyco Electronics' subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement and in the other documents incorporated by reference in this prospectus, could cause our results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. We expressly disclaim any obligation to update these forward-looking statements other than as required by law.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth information regarding our ratio of earnings to fixed charges for the periods shown. For purposes of determining the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes, minority interest and cumulative effect of accounting changes, fixed charges and amortization of capitalized interest. Fixed charges consist of interest expense, amortization of debt premiums and discounts, capitalized expenses related to indebtedness and one-third of rent expense, which represents an appropriate interest factor on operating leases.

For The Six Months Ended
		Fiscal
March 28, 2008	March 30, 2007
		2007	2006	2005	2004	2003
12.52	5.95	2.12	5.95	4.78	3.85	1.15

USE OF PROCEEDS

        Unless otherwise stated in the prospectus supplement accompanying this prospectus, we will use the net proceeds from the sale of any common shares, preferred shares, warrants, debt securities or units that may be offered hereby for general corporate purposes. Such general corporate purposes may include, but are not limited to, reducing or refinancing our indebtedness or the indebtedness of our subsidiaries, financing possible acquisitions and redeeming outstanding securities. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities.

DESCRIPTION OF SECURITIES

        We will set forth in the applicable prospectus supplement a description of the common shares, preferred shares, warrants, debt securities or units that may be offered under this prospectus.

PLAN OF DISTRIBUTION

        Tyco Electronics and TEGSA may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. Tyco Electronics and TEGSA will provide the specific plan of distribution for any securities to be offered in supplements to this prospectus.

ENFORCEMENT OF CIVIL LIABILITIES

        TEGSA is a Luxembourg company and Tyco Electronics is a Bermuda company. TEGSA and Tyco Electronics have consented in the indenture to jurisdiction in the U.S. federal and state courts in The City of New York and to service of process in The City of New York in any legal suit, action or proceeding brought to enforce any rights under or with respect to the indenture, the notes and the guarantee. A substantial majority of Tyco Electronics' directly held assets consists of shares in TEGSA. Accordingly, any judgment against TEGSA or Tyco Electronics in respect of the indenture, the notes or the guarantee, including for civil liabilities under the U.S. federal securities laws, obtained in any U.S. federal or state court may have to be enforced in the courts of Luxembourg or Bermuda. Investors should not assume that the courts of Luxembourg or Bermuda would enforce judgments of U.S. courts obtained against TEGSA or Tyco Electronics predicated upon the civil liability provisions of the U.S. federal securities laws or that such courts would enforce, in original actions, liabilities against TEGSA or Tyco Electronics predicated solely upon such laws.

        TEGSA is incorporated under the laws of Luxembourg. Certain members of the board of directors are non-residents of the United States and a substantial portion of TEGSA's assets and those of such directors are located outside the United States. As a result, you may not be able to effect a service of process within the United States on TEGSA or on such persons or to enforce in Luxembourg courts judgments obtained against TEGSA or such persons in U.S. courts, including actions predicated upon the civil liability provisions of the U.S. federal and state securities laws or other laws. Likewise, it may also be difficult for an investor to enforce in U.S. courts judgments obtained against TEGSA or such persons in courts in jurisdictions outside the United States, including actions predicated upon the civil liability provisions of the U.S. securities laws.

        TEGSA has been advised by Allen & Overy Luxembourg, its Luxembourg counsel, that the United States and the Grand-Duchy of Luxembourg are not currently bound by a treaty providing for reciprocal recognition and enforcement of judgments (other than arbitral awards) rendered in civil and commercial matters. According to such counsel, an enforceable judgment for the payment of monies rendered by any U.S. federal or state court based on civil liability, whether or not predicated solely upon the U.S. securities laws, would not directly be enforceable in Luxembourg. However, a party who received such favorable judgment in a U.S. court may initiate enforcement proceedings in Luxembourg (exequatur) by requesting enforcement of the U.S. judgment to the president of the District Court (Tribunal d'Arrondissement) of Luxembourg pursuant to Section 678 of the New Luxembourg Code of Civil Procedure. The president of the District Court will authorize the enforcement in Luxembourg of the U.S. judgment if it is satisfied that all of the following conditions are met:

  •
  the U.S. judgment is enforceable (exécutoire) in the United States;

  •
  the jurisdictional ground of the U.S. court is founded according to Luxembourg private international law rules and to the applicable domestic U.S. federal or state jurisdiction rules;

  •
  the U.S. court has applied to the dispute the substantive law which would have been applied by Luxembourg courts;

  •
  the U.S. judgment must not have violated the right of the defendant to present a defense;

  •
  the principles of natural justice have been complied with; and

  •
  the U.S. judgment does not contravene Luxembourg international public policy. In practice, Luxembourg courts tend not to review the merits of a U.S. judgment.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, Weil, Gotshal & Manges LLP, New York, New York will pass upon the validity of the debt securities, guarantees, warrants for debt securities and units containing debt securities offered by Tyco Electronics or TEGSA. The validity of the common shares, preferred shares, warrants for common shares or preferred shares and units containing common shares or preferred shares offered by Tyco Electronics will be passed upon by Appleby, Hamilton, Bermuda, unless otherwise indicated in the applicable prospectus supplement.

EXPERTS

        The consolidated and combined financial statements of Tyco Electronics Ltd. and subsidiaries as of September 28, 2007 and September 29, 2006, and for each of the three fiscal years in the period ended September 28, 2007, and the related financial statement schedule, incorporated in this prospectus by reference from Tyco Electronics' Current Report on Form 8-K filed on June 27, 2008, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion on the financial statements and financial statement schedule and includes explanatory paragraphs referring to a) related party transactions with Tyco International Ltd. and allocations of corporate overhead, net class action settlement costs, other expenses, debt and related interest expense from Tyco International which may not be reflective of the actual level of costs or debt which would have been incurred had Tyco Electronics operated as a separate entity apart from Tyco International, b) the adoption of Statement of Financial Accounting Standards No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R), c) certain guarantee commitments with Tyco International and Covidien Ltd., d) the adoption of Statement of Financial Accounting Standards No. 123R, Share-Based Payment, in 2006, e) a change to the measurement date of pension and post retirement plans from September 30 to August 31 in 2005, and f) the retrospective adjustment of the consolidated and combined financial statements for discontinued operations), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following statement sets forth the expenses of Tyco Electronics Ltd. ("Tyco Electronics") and Tyco Electronics Group S.A. ("TEGSA" and together with Tyco Electronics, the "Registrants") in connection with the offering described in this Registration Statement (all of which will be borne by the Registrants). All amounts shown are estimated.

SEC registration fee	$	*
Printing expenses		+
Legal fees and expenses		+
Audit fees and expenses		+
Miscellaneous expenses		+
Trustee fees and expenses		+
Total	$

    *
    In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of the registration fee for the securities offered by this prospectus.

    +
    Estimated expenses are not presently known.

        The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Registrants anticipate they will incur in connection with the offering of securities under this registration statement. Information regarding estimated expenses of issuance and distribution of each identified class of securities being registered will be provided at the time information as to such class is included in a prospectus supplement in accordance with Rule 430B.

Item 15.    Indemnification of Directors and Officers

Tyco Electronics Ltd.

        Under the bye-laws of Tyco Electronics, Tyco Electronics shall indemnify directors or officers for any expenses, including attorneys' fees, judgments, fines and settlements actually and reasonably incurred in connection with any action, suit or proceeding in which he or she is involved by reason of being an officer or director, except that it may not indemnify for fraud or dishonesty or conscious, intentional or willful breaches of an obligation to act honestly and in good faith in the company's best interests. Directors and officers are similarly indemnified in the case of actions, suits or proceedings by or in the name of the company under Tyco Electronics' bye-laws. In addition, Tyco Electronics has entered into an indemnity agreement with each of its outside directors under which it has agreed, subject to the terms of the agreement, to indemnify such director in the event he or she becomes a participant in a proceeding by reason of acting as a director or certain other indemnifiable events. Bermuda law permits Tyco Electronics to maintain insurance to compensate for any liability incurred by a director or officer in their official capacity or to indemnify for loss or liability related to negligence, default, breach of duty or breach of trust, and Tyco Electronics has policies covering its directors and officers. Under the bye-laws of Tyco Electronics, directors and officers are not personally liable to Tyco Electronics and its shareholders for any loss or liability in respect of any negligence, default, breach of duty or breach of trust, except for fraud or dishonesty or conscious, intentional or willful breaches of an obligation to act honestly and in good faith in the company's best interests or claims for recovery of any gain, personal profit or advantage to which the director or officer is not legally entitled.

Tyco Electronics Group S.A.

        Under the articles of association of TEGSA, TEGSA may indemnify directors or officers against expenses reasonably incurred by a director or officer in connection with any action, suit or proceeding to which the person may be made a party by reason of being or having been a director or officer of TEGSA, except in relation to matters as to which the director or officer is finally adjudged in such action, suit or proceeding to be liable for gross negligence or misconduct. In the event of a settlement, indemnification will be provided only in connection with such matters covered by the settlement as to which TEGSA is advised by counsel that the person to be indemnified did not commit such a breach of duty. Luxembourg law permits TEGSA to maintain insurance to compensate for any civil liability incurred by a director or officer in their official capacity or to indemnify for such loss or liability, and Tyco Electronics has policies covering TEGSA's directors and officers.

Item 16.    Exhibits

Exhibit Number	Description
1.1	Form of Underwriting Agreement.*
4.1	Form of Common Share Certificate of Tyco Electronics Ltd. (Incorporated by reference to Exhibit 4.1 to Amendment No. 3 to Tyco Electronics' Registration Statement on Form 10, filed June 5, 2007).
4.2	Form of Preferred Share Certificate of Tyco Electronics Ltd.*
4.3
Indenture among Tyco Electronics Group S.A., Tyco Electronics Ltd. and Deutsche Bank Trust Company Americas, as trustee, dated as of September 25, 2007 (Incorporated by reference to Exhibit 4.1(a) to Tyco Electronics' Annual Report on Form 10-K for the fiscal year ended September 28, 2007).
4.4	Form of Note.*
5.1	Form of Opinion of Weil, Gotshal & Manges LLP.+
5.2	Form of Opinion of Appleby.+
12.1	Statements regarding Computation of Ratios.+
23.1	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1 filed herewith).
23.2	Consent of Appleby (included in Exhibit 5.2 filed herewith).
23.3	Consent of Deloitte & Touche LLP.+
24.1	Power of Attorney with respect to Tyco Electronics Ltd. signatories.+
24.2	Power of Attorney with respect to Tyco Electronics Group S.A. signatories.+
25.1	Form T-1 Statement of Eligibility of Deutsche Bank Trust Company Americas (Incorporated by reference to Exhibit 25.1 to Tyco Electronics' Registration Statement on Form S-4, filed March 3, 2008).

(*)
To be filed by amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934 and incorporated herein by reference.

(+)
Filed herewith.

Item 17.    Undertakings

        The undersigned Registrants hereby undertake:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities in the post-effective amendment at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

        (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i)    Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

          (ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or its securities provided by or on behalf of the undersigned Registrants; and

          (iv)  Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

        (6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of Tyco Electronics' annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

        (7)   To file an application for the purposes of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

        (8)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities and Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berwyn, State of Pennsylvania, on the 1st day of July, 2008.

TYCO ELECTRONICS LTD.
By:	/s/ TERRENCE R. CURTIN Terrence R. Curtin Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

/s/ THOMAS J. LYNCH Thomas J. Lynch	Chief Executive Officer and Director and Authorized Representative in the United States (Principal Executive Officer)
/s/ TERRENCE R. CURTIN Terrence R. Curtin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ ROBERT J. OTT Robert J. Ott	Senior Vice President and Corporate Controller (Principal Accounting Officer)
* Pierre R. Brondeau	Director
* Ram Charan	Director
* Juergen W. Gromer	Director
* Robert M. Hernandez	Director
* Daniel J. Phelan	Director
* Frederic M. Poses	Director
* Lawrence S. Smith	Director
* Paula A. Sneed	Director

* David P. Steiner	Director
* Sandra S. Wijnberg	Director

*
The undersigned does hereby sign this Registration Statement on behalf of the above-indicated director or officer of Tyco Electronics Ltd. pursuant to a power of attorney executed by such director or officer.

/s/ ROBERT A. SCOTT Robert A. Scott	Executive Vice President and General Counsel

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Luxembourg, on the 1st day of July, 2008.

TYCO ELECTRONICS GROUP S.A.
By:	/s/ MARIO CALASTRI Mario Calastri Director (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on July 1, 2008 in the capacities indicated below.

Signature	Title

/s/ MARIO CALASTRI Mario Calastri	Director (Principal Executive Officer)
* Bryan Tidd	Director (Principal Financial and Accounting Officer)
/s/ H. GREGORY BARKSDALE H. Gregory Barksdale	Director and Authorized Representative in the United States
* Thomas Ernst	Director
* Juerg Frischknecht	Director
* Steve Greenwood	Director
* David Hasson	Director
* Christoph Zeyen	Director

*
The undersigned does hereby sign this Registration Statement on behalf of the above-indicated director of Tyco Electronics Group S.A. pursuant to a power of attorney executed by such director.

/s/ MARIO CALASTRI Mario Calastri	Director

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TYCO ELECTRONICS LTD. COMMON SHARES PREFERRED SHARES WARRANTS UNITS GUARANTEES TYCO ELECTRONICS GROUP S.A. DEBT SECURITIES UNITS
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
BUSINESS
RISK FACTORS
FORWARD-LOOKING STATEMENTS
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
DESCRIPTION OF SECURITIES
PLAN OF DISTRIBUTION
ENFORCEMENT OF CIVIL LIABILITIES
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution
  Item 15. Indemnification of Directors and Officers
  Item 16. Exhibits
  Item 17. Undertakings
SIGNATURES
SIGNATURES